UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 29, 2006

AMANASU ENVIRONMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)
NEVADA	0-32905	98 - 0347883
(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Employer Identification No.)

701 FIFTH AVENUE, 42ND FLOOR, SEATTLE, WA 98104

(Address of principal executive offices)

206-262-8188

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Item 8.01.	Other Events and Regulation FD Disclosure

1. Soae, a Japanese electronics manufacturer invested 50,000,000 Yen (aprox $430,000 USD) into Amanasu Holdings on September 21, 2006.

2. As of September 21, 2006 Amanasu Holdings formed a new company Amanasu Water as a Subsidiary company with an initial investment capital of 30,000,000 Yen ($250,000 USD). Amanasu Water will be involved in the sale of a new product called Amanasu "Sui-So-Sui" translated as "Hydrogen-ion water". This product is new in the world market. Amanasu Hydrogen-ion water is a supplement water that acts as a anti-oxidant deep within the cell that many well known anti-oxidants, such as Vitamin C, Vitamin E, and Co-enzyme Q10, cannot effect. A more detailed product description will be presented on the third quarter 10QSB.

3. As of September 21, 2006 the President of Amanasu Holdings Kazumasa Tanaka has resigned. The Resignation of Mr. Tanaka is owing to personal reasons and is not as a result from any disagreements with the Company on any matter relating to the Company's operations, policies or practices.

4. As of September 21, 2006 Shuichi Yamada has been appointed the new President of Amanasu Holdings.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

None

(b)	Pro forma financial information

None

(c)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amanasu Environment Corporation

By:/s/ Atsushi Maki
Atsushi Maki, President
Date: September 29, 2006